LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



	POWER OF ATTORNEY
The undersigned hereby constitutes and appoints each
of Paul F. Brotzge and Lisa L. Fleming, signing singly, as his true and lawful attorneys-in-fact to:
1.	execute for and on behalf of the
undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder, with respect to securities of American Commercial Lines Inc.;
2.	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange Commission (the "SEC") and any other authority or entity; and
3.	take any other action of any type whatsoever
in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.
The powers granted above may be exercised by any one of such attorneys-in-fact acting alone.
The undersigned hereby grants to each
such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.
This Power of Attorney shall be effective on the date set forth below and shall continue in full force and effect until the date on which the undersigned shall cease to be subject to Section 16 of the Exchange Act and the rules thereunder or until such earlier date on which written notification executed by the undersigned is filed with the SEC expressly revoking this Power of Attorney.
IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed on this 5th day of December, 2005.


	   /s/ Michael P. Ryan